EXHIBIT 10.43




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                               VALUE AMERICA, INC




                                       and


                     THE UNION LABOR LIFE INSURANCE COMPANY

                   Acting on Behalf of its Separate Account P











                  AMENDED AND RESTATED REVOLVING LOAN AGREEMENT







                          Dated as of November 17, 1998

================================================================================

LIST OF ANNEXES


Annex A        Revolving Note
Annex B        Loan Request
Annex 3.4      Schedule of Indebtedness for Borrowed Money
Annex 3.7      Compliance with Laws and Other Instruments
Annex 3.10     Brokers and Finders
Annex 3.11     Financial Statements
Annex 3.12     Schedule of Undisclosed Liabilities
Annex 3.13     Schedule of Changes
Annex 3.14     Schedule of Material Agreements
Annex 3.15     Employees
Annex 3.16     Taxes
Annex 3.17(d)  Transfers of Patents and Other Intangible Assets
Annex 3.17(f)  Exceptions to Ownership of Patents and Other Intangible Assets
Annex 3.18     Employment Benefit Plans
Annex 3.19     Title to Property and Encumbrances; Leases
Annex 3.22     Schedule of Litigation
Annex 3.24     Licenses
Annex 3.25     Schedule of Interested Party Transactions
Annex 3.27(a)  Full Operational and Third-Party Software
Annex 3.27(b)  Developing Software and Completion Schedule
Annex 3.28(c)  List of Complaints

Annex 3.28(d)  List of Certain Vendors
Annex 4.3      Amended and Restated Security Agreement
Annex 7.1(f)   Opinion of Company's Counsel
Annex 7.1(o)   Amended and Restated Subordination Agreement
Annex 7.1(p)   Form of Management Subordinated Notes
Annex 7.1(r)   Pledged Account Agreement
Annex 7.1(t)   Warrant Purchase Agreement
Annex 7.1(u)   Registration Rights Agreement
Annex 7.1(v)   Escrow Agreement
Annex 8.13     Use of Proceeds
Annex 8.17     Landlord's Consent and Subordination of Lien

                                       ii

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


                                           TABLE OF CONTENTS


                                                                                                           Page
1.     The Revolving Loans ...............................................................................   1

2.     Restrictions on Transfer of Notes; Removal of Restrictions on Transfer of Notes ...................   2

       2.1 Restrictions on Transfer ......................................................................   2
       2.2 Removal of Transfer Restrictions ..............................................................   4

3A.    Representations and Warranties by the Company .....................................................   4

   3.1 Organization, Standing, etc .......................................................................   4
   3.2 Qualification......................................................................................   4
   3.3 Capital Stock......................................................................................   4
   3.4 Indebtedness for Borrowed Money ...................................................................   5
   3.5 Shareholder List ..................................................................................   5
   3.6 Corporate Acts and Proceedings ....................................................................   5
   3.7 Compliance with Laws and Other Instruments ........................................................   5
   3.8 Binding Obligations ...............................................................................   6
   3.9 Securities Laws ...................................................................................   6
   3.10 No Brokers or Finders ............................................................................   6
   3.11 Financial Statements .............................................................................   6
   3.12 Absence of Undisclosed Liabilities ...............................................................   6
   3.13 Changes ..........................................................................................   7
   3.14 Material Agreements of the Company ...............................................................   7
   3.15 Employees ........................................................................................   8
   3.16 Tax Returns and Audits ...........................................................................   9
   3.17 Patents and Other Intangible Assets ..............................................................   9
   3.18 Employment Benefit Plans--ERISA...................................................................  11
   3.19 Title to Property and Encumbrances; Leases........................................................  11
   3.20 Condition of Properties...........................................................................  11
   3.21 Insurance Coverage................................................................................  12
   3.22 Litigation........................................................................................  12
   3.23 Registration Rights...............................................................................  12
   3.24 Licenses..........................................................................................  12

                                        i

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

   3.25  Interested Party Transactions......................................................................12
   3.26  Minute books and Check Authorizations..............................................................13
   3.27  Computer Software..................................................................................13
   3.28  Value America Web Site and Systems.................................................................13
   3.29  Year 2000..........................................................................................14
   3.30  Registration Statement.............................................................................14
   3.31  Disclosure.........................................................................................14

   3.B.  Representations and Warranties by Lender...........................................................14
   4.    Repayment of the Notes.............................................................................15

   4.1   Principal and Interest.............................................................................15
   4.2   Prepayment.........................................................................................15
   4.3   Security for Notes.................................................................................15

   5.    Events of Default and Remedies.....................................................................15

   5.1   Events of Default..................................................................................15
   5.2   Suits for Enforcement..............................................................................18
   5.3   Foreclosure of Security Interest...................................................................18
   5.4   Remedies Cumulative................................................................................18
   5.5   Remedies Not Waived................................................................................18
   5.6   Waiver of Statute of Limitations...................................................................19

   6.    Interest Limitation................................................................................19

   7.    Conditions of Parties' Obligations.................................................................19

   7.1   Conditions of Lender's Obligations to make the Initial Loan........................................19
   7.2   Conditions of Company's Obligations................................................................22
   7.3   Additional Conditions Precedent to Loans...........................................................22
   8.    Affirmative Covenants..............................................................................22

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



8.1       Maintain Corporate Rights and Facilities..........................................................22
8.2       Maintain Insurance................................................................................22
8.3       Pay Taxes and Other Liabilities...................................................................23
8.4       Records and Reports...............................................................................23
8.5       Preparation of Budget.............................................................................25
8.6       Notice of Litigation and Disputes.................................................................25
8.7       Conduct of Business...............................................................................25
8.8       Replacement of Instrument.........................................................................25
8.9       Compliance with Section 7.........................................................................25
8.10      Securities Law Filings............................................................................25
8.11      Compliance With Articles of Incorporation and Bylaws..............................................25
8.12      Internal Accounting Controls......................................................................25
8.13      Use of  Proceeds..................................................................................26
8.14      Union Matters.....................................................................................26
8.15      Maintenance of Special Account; Application of Deposits...........................................26
8.16      Initial Public Offering...........................................................................27
9.        Negative Covenants................................................................................27
9.1       Indebtedness and Liens............................................................................27
9.2       Changes in Type of Business.......................................................................28
9.3       Loans; Guarantees.................................................................................28
9.4       Restrictive Agreements............................................................................28
9.5       Overhead..........................................................................................29
9.6       Creation of Subsidiaries..........................................................................29
9.7       Restricted Payments...............................................................................29
9.8       Limitation on Employment..........................................................................29
9.9       Restriction on Sales, Mergers and Acquisitions....................................................29
9.10      Limitation on Outstanding Stock Options...........................................................29
10.       Reserved..........................................................................................29
11.       Definitions.......................................................................................29
12.       Miscellaneous.....................................................................................34
12.1      Waivers and Amendments............................................................................34
12.2      Notices...........................................................................................35
12.3      Survival of Representations and Warranties, etc...................................................36
12.4      Severability......................................................................................36


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


12.5    Parties in Interest.................................................................................36
12.6    Headings............................................................................................36
12.7    Choice of Law.......................................................................................36
12.8    Expenses............................................................................................36
12.9    Counterparts........................................................................................37
12.10   Authorship..........................................................................................37
12.11   Entire Agreement....................................................................................37

                                       iii

                  AMENDED AND RESTATED REVOLVING LOAN AGREEMENT


        THIS AMENDED AND RESTATED REVOLVING LOAN AGREEMENT ("Agreement") is entered into as of November 17, 1998 between VALUE AMERICA, INC., a Virginia corporation (the "Company"), and THE UNION LABOR LIFE INSURANCE COMPANY, acting for and on behalf of its Separate Account P (the "Lender").


                                    RECITALS

      A. WHEREAS, the Company and the Lender have previously entered into a Revolving Loan Agreement dated October 14, 1998 (the "Prior Loan Agreement"), pursuant to which the Lender has made certain secured loans to the Company in the aggregate amount of $10,000,000 (the "Prior Loan Commitment").

      B. WHEREAS, the company and the Lender desire to amend the Prior Loan Agreement to, among other things, extend the Commitment Termination Date.

      NOW, THEREFORE, the parties hereby amend and restate the Prior Loan Agreement, and hereby agree, as follows:

          1. The Revolving Loans.

            (a) Lender agrees, on the terms and subject to the conditions herein contained, to make secured loans (each a "Loan" and collectively "Loans") to the Company form time to time during the period from the Initial Loan Closing Date (as hereinafter defined) to and including the Commitment Termination Date (as hereinafter defined) in an aggregate principal amount not to exceed at any time outstanding the Revolving Loan Commitment (as hereinafter defined). Each Loan shall be in an aggregate amount of $500,000 or an integral multiple thereof. The initial Loan shall be made by Lender by the delivery and surrender to the Company of all outstanding Revolving Notes (as defined in the Prior Loan Agreement) issued under the Prior Loan Agreement. Within the limits of the Revolving Loan Commitment, the Company may borrow, prepay in accordance with
Section 1(d) and reborrow under this Section 1(a).

            (b) Each Loan, including, without limitation, the initial Loan, shall be evidenced by, and repaid with interest in accordance with the terms of a secured negotiable revolving promissory note (the "Revolving Note") substantially in the form attached hereto as Annex A and dated the date of the Initial Loan Closing Date.

            (c) Each request for a Loan shall be made on at least three Business Days' notice from the Company to Lender specifying the date and amount thereof and set forth in a Loan Request substantially in the form attached hereto as Annex B. Upon its determination that the conditions to its obligation to make the Loan have been satisfied, Lender shall promptly make such Loan by wire transfer to an account specified in writing by the Company. The request for the initial loan shall be made on the date hereof.

            (d) the Company may repay each Revolving Note in whole at any time and in part from time to time, without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in the aggregate principal amount of $50,000 or an integral multiple thereof. The Company shall prepay the Revolving Note in accordance with Section 8.15(c) so long as the minimum prepayment of principal is at least $50,000. Prepayments shall be accompanied by a written notice specifying the principal amount being repaid and shall be applied first against, and to the extent of, accrued and unpaid interest on the principal amount to be repaid and the balance against unpaid principal. If there is more than one Revolving Note outstanding at a time of prepayment, the prepayment shall be applied to each Revolving Note, in the order of its delivery to Lender, until the same has been paid in full.

            (e) The "Revolving Loan Commitment" shall mean the greater of (i) TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444) (the "Original Commitment") or (ii) such greater amount as Lender may specify from time to time in a notice to the Company increasing the amount thereof, provided, that the Revolving Loan Commitment may not exceed TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444). Each time the Company requests a Loan in excess of the then outstanding Revolving Commitment it shall deliver to Lender an additional secured negotiable revolving promissory note in the amount of the increase in the Revolving Loan Commitment substantially in the form of Annex A (also a "Revolving Note"). All Revolving Notes are also sometimes collectively referred to herein as "Notes" and sometimes individually as "Note."

            (f) "Commitment Termination Date" means the earlier of (i) August 17, 1999, or (ii) the date of the termination of the Revolving Loan Commitment in accordance with Section 5.1.

            (g) If more than one Revolving Note is outstanding at a time that a Loan is requested, such loan shall be applied against the Revolving Loan Commitment reflected in the Revolving Notes, in the order in which such Revolving Notes were delivered to Lender, to the extent but not in excess of such Revolving Loan Commitment.

            (h) If, as and when Lender increases its Revolving Loan Commitment in accordance with Section 1(e), the Company shall promptly (but in any event not more than two Business Days) pay to Lender a commitment fee equal to 1% of the amount of such increase. If Lender provides loans or loan commitments for the company from any third party, the Company shall promptly (but in any event not less than two Business Days) pay Lender a fee equal to 1% of the greater of such commitments or loans.

                                      -2-

            2. Restrictions on Transfer of Notes: Removal of Restrictions on Transfer of Notes.

            2.1     Restrictions on Transfer.

            (a) Lender understands and agrees that the Notes it will be acquiring have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly the Notes will not be fully transferable except as permitted under various exemptions contained in the Securities Act or applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act or registration of qualification requirements under applicable state securities laws. Lender acknowledges that it must bear the economic risk of its investment in the Notes for an indefinite period of time since the Notes have not been registered under the Securities Act and therefore cannot be sold unless the Notes are subsequently registered or an exemption from registration is available.

            (b) Lender hereby represents and warrants to the Company that it (i) is acquiring the Notes for investment purposes only, for its own account, and not as nominee or agent for any other Person (as hereinafter defined), and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (ii) is an "accredited investor" within the meaning of Rule 501(a) of the Commission (as hereinafter defined) under the Securities Act, (iii) is a corporation, partnership or other entity headquartered in Washington, D. C. and (iv) has had the opportunity to review information provided to it by the Company and ask questions about and received answers regarding the same. Notwithstanding the foregoing, Lender shall be entitled to sell participations in any Note to one or more accredited investors within the meaning of such Rule 501(a) so long as such sales are not accompanied by any form of public solicitation.

            (c) Lender hereby agrees with the company as follows:

               (i) Subject to Section 2.2 hereof, the Notes and each instrument issued in transfer thereof, will bear the following legend.

      "The securities evidenced by this instrument have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this instrument, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

                    (ii) The instrument representing the Notes, and each instrument issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                    (iii) Absent an effective registration statement under the Securities Act covering the disposition of the Notes, except as provided above, Lender will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any portion of or all of the Notes without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such registration or opinion shall be required with respect to (A) a transfer not involving a change in beneficial ownership, or (B) the distribution of the Notes by Lender to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (C) the distribution of the Notes by The Union Labor Life Insurance Company to the participants in its Separate Account P, or (D) a sale to be effected in accordance with Rule 144 or 144A of the Commission under the Securities Act (or any comparable exemption).

                    (iv) Lender agrees to the Company's making a notation on its records or giving instructions to any transfer agent of the Notes in order to implement the restrictions on transfer of the Notes mentioned in this subsection
(c).

            2.2 Removal of Transfer Restrictions. Any legend endorsed on an instrument evidencing any of the Notes pursuant to Section 2.1(c)(i) hereof and the stop transfer instructions and record notations with respect to such Note shall be removed and the Company shall issue an instrument without such legend to the holder of such Note (a) if such Note is registered under the Securities Act, or (b) if such Note may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Note may be made without registration under the Securities Act.

            3. Representations and Warranties by the Company. In order to induce Lender to enter into this Agreement and to make Loans, the Company hereby covenants with and represents and warrants to Lender as follows:

            3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, the Notes, the Amended and Restated Security Agreement (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined), the Amended and Restated Subordination Agreement (as hereinafter defined), the Pledged Account Agreement (as hereinafter defined), the Escrow Agreement (as hereinafter defined), and the Financing Statements (as hereinafter defined) and together with the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement,
                                      -4-
the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement and the Escrow Agreement, the "Related Agreements," and each, individually, a "Related Agreement"), to borrow money and issue the Notes in accordance with this Agreement and to carry out the provisions hereof and thereof. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to Lender prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company has no Subsidiaries (as hereinafter defined) or direct indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.

            3.2 Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary.

            3.3 Capital Stock. Reserved.

            3.4 Indebtedness for Borrowed Money. The Company has no Indebtedness for Borrowed Money, except as disclosed on the Balance Sheet (as hereinafter defined) or on Annex 3.4 hereto.

            3.5 Shareholder List. Reserved.

            3.6 Corporate Acts and Proceedings. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the Related Agreements, the offer, issuance and delivery of the Notes, the borrowing of money pursuant to this Agreement and the performance of this Agreement and each Related Agreement have been lawfully and validly taken or will have been so taken prior to the Initial Loan Closing.

               3.7 Compliance with Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, except to the extent that noncompliance with laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined). The execution and delivery by the Company of this Agreement and the Related Agreements, the borrowing of money pursuant to this Agreement and the performance of this Agreement and the Related Agreements, (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the Initial Loan Closing and except for the filing of Form D under Regulation D with the Commission and other applicable state securities commissions, which filing shall be completed within 15 days following the Initial Loan Closing, (c) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Articles of Incorporation or Bylaws of the Company, (d) except as disclosed in Annex 3.7, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extend that such violation, conflict, breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) except as contemplated by the Amended and Restated Security Agreement, will not result in the creation or imposition of any Lien. Except as disclosed in Annex 3.7, the Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected. The Company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the Company from entering into this Agreement or any Related Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

            3.8 Binding Obligations. This Agreement constitutes and when executed and delivered by the Company to Lender, each Note and other Related Agreement will constitute, the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

            3.9 Securities Laws. Subject to the accuracy of Lender's representations and warranties in Section 2.1 (b), the offer, issue and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The Company is not required to qualify this Agreement or the Notes as an indenture under the Trust Indenture Act of 1939, as amended.

            3.10 No Brokers or Finders. Except as provided in Annex 3.10, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or Lender for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

            3.11 Financial Statements. Attached hereto as Annex 3.11 are (a) the Company's audited balance sheets as of December 31, 1997 and the audited statements of operations, changes in shareholders' equity and cash flow for the Company's twelve-month period then ended, together with the opinion of PricewaterhouseCoopers LLP thereon, (b) the Company's audited balance sheet as of June 30, 1998 and the audited statements of operations, changes in shareholders' equity and cash flows for the six-month period then ended, and (c) the Company's unaudited balance sheet (the "Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date") and the unaudited statements of operations, changes in shareholders' equity and cash flows for the three-month and nine-month periods then ended, and no more current financial statements have been prepared. These audited and unaudited financial statements (i) are in accordance with the books and records of the Company, and (ii) fairly and accurately present the financial condition of the Company at the respective dates of the balance sheets and the results of its operations for the twelve-month, six-month, nine-month and three-month periods therein specified. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Company at the Balance Sheet Date which must be disclosed on an accurate balance sheet prepared in accordance with generally accepted accounting principles.

            3.12 Absence of Undisclosed Liabilities. Except as disclosed on Annex 3.12 hereto, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Initial Loan Closing, or any act or omission to act at or prior to the Initial Loan Closing, or any state of facts existing at or prior to the Initial Loan Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Initial Loan Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except (a) to the extent set forth on or reserved against in the Balance Sheet, and (b) current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business, since the Balance Sheet Date, none of which (individually or in the aggregate) has a Material Adverse Effect.

            3.13 Changes. Since the Balance Sheet Date as to clauses (a) and (c) below and since one year prior to the Balance Sheet Date as to the remaining clauses of this Section 3.13, except as disclosed on Annex 3.13 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business, finances, properties or prospects of the Company, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) canceled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement, (i) encountered any labor difficulties or labor union organizing activities, (j) except in the usual and ordinary course of business, made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any Equity Security, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

            3.14 Material Agreements of the Company. Except as expressly set forth in this Agreement, the Balance Sheet or as disclosed on Annex 3.14 hereto, the Company is not a party to any written or oral agreement, instrument or arrangement not made in the ordinary course of business that is material to the Company, and the Company is not a party to any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance (other than group medical, hospitalization or insurance plans applicable to all employees in which benefit levels are not related to compensation) or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money (as hereinafter defined) or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness (as hereinafter defined), (f) guaranty of any Indebtedness, (g) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $75,000 per annum, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or simimlar right to any Person, (j) agreement or arrangement with any Affiliate (as hereinafter defined) or any "associate" (as this term is defined in Rule 405 of the Commission under the Securities Act) of the Company or any officer, director or shareholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (l) agreement or license under which the Company has granted or transferred to any Person, or under which any Person has granted or transferred to the Company, the right to exploit or otherwise use any patent, trademark, service mark, copyright, trade name, trade secret, software, intellectual property (as hereinafter defined) or other intangible asset, (m) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (n) agreement to register securities under the Securities Act, or (o) agreement, instrument or other commitment or arrangement with any Person continuing for a period of more than three months from the Initial Loan Closing Date which involves an expenditure or receipt by the Company in excess of $75,000. For purposes of the next preceding sentence, "material" shall mean an obligation which by its terms calls for aggregate payments by the Company in excess of $75,000. The Company has furnished to Lender true and complete copies of all agreements and other documents requested by Lender or its authorized representatives. All parties having material contractual arrangements with the Company are in substantial compliance therewith, and none is in default in any material respect thereunder. The Company does not have outstanding any power of attorney.

            3.15 Employees. The following individuals (collectively, "Designated Key Employees") are in the full-time employ of the Company: Craig A. Winn, Glenda Dorchak, Dean Johnson, Rex Scatena, Joseph Page, and Jerry Goode. To the best of the Company's knowledge, no Designated Key Employee of the Company has any plans to terminate his or her employment with the Company, and the Company has no intention of terminating the employment of any Designated Key Employee. To the best of the Company's knowledge after reasonable inquiry, no Designated Key Employee or any other employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, (a) that would conflict with such employee's obligation diligently to promote and further the interests of the Company or (b) that would conflict with the Company's business as now conducted or as proposed to be conducted. No Designated Key Employee has any direct or indirect equity interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise, other than any such interest (i) in a corporation which is subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act and (ii) which does not, alone or in the aggregate with other such interests, exceed one percent (1%) of the equity of such corporation. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has encountered no material labor difficulties. Except as disclosed on Annex 3.15 hereto or pursuant to ordinary arrangements for employment compensation, the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company.

            3.16 Tax Returns and Audits. Except as disclosed on Annex 3.16, all required federal, state and local tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Except as disclosed on Annex 3.16, the Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns nor any state income or franchise tax returns has ever been audited by governmental authorities. Except as disclosed on Annex 3.16, the reserves for taxes, assessments and governmental charges reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid taxes, assessments and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date. Except as disclosed on Annex 3.16, since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officiers or authorized depositories.

            3.17  Patents and Other Intangible Assets.

                    (a) The Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or proposed to be conducted, (ii) is not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, and (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                    (b) The Company owns and has the unrestricted right to use all trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices methods, techniques, processes, inventions, designs, technical data, computer software (in both source code and object code forms and all documentation therefor, except for third-party licenses software as shown as Annex 3.27A), including, without limitation, the Fully Operational Software (as hereinafter defined), and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors and which the Company has taken reasonable steps to maintain in secret (all of the foregoing of which are collectively referred to herein as "intellectual property") required for or incident to the conduct of the Company's business, as it is presently conducted and as it is proposed to be conducted, in each case free and clear of any right, Lien or claim of others, including, without limitation, former employers of its employees.

                    (c) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions (as defined below). Since its organization, each of the Company's employees and other Persons wo, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed intellectual property or Inventions, or who has knowledge of or access to information about intellectual property or Inventions, has entered into a written agreement with the Company which provides that (i) this intellectual property, other information and Inventions are proprietary to the Company and are not to be divulged, misused or misappropriated, and (ii) tis intellectual property, other information and Inventions are to be disclosed by such employees and such Persons to the Company and transferred by them to the Company, without any further consideration being given therefor by the Company, together with all of such employee's or other Person's right, title and interest in and to such intellectual property, other information and Inventions and all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to such intellectual property, other information and Inventions.
As used herein, "Inventions" means all inventions, developments and discoveries which during the period of an employee's or other Person's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or facilities or trade secret information.

            (d) Except as disclosed on Annex 3.17(d), the Company has not sold, transferred, assigned, licensed or subjected to any Lien, any intellectual property, trade secret, know-how, invention, design, process, computer software or technical data, or any interest therein, necessary or useful for the development, manufacture, use, operation or sale of any product or service presently under development or manufactured, sold or rendered by the Company.

            (e) Except as disclosed on Annex 3.17(f), no director, officer, employee, agent or shareholder of the Company owns or has any right in the intellectual property of the Company, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's business a now conducted or as proposed to be conducted.

            (f) The Company has not received any communication alleging or stating that the Company or any Designated Key Employee has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary rigt, process or other intellectual property of any other Person.

          3.18 Employment Benefit Plans--ERISA. Except as set forth on Annex 3.18, the Company does not maintain or make contributions to any pension, profit sharing or other employee retirement benefit plan. The Company has no material liability with respect to any such plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended, with respect to a multi-employer pension benefit plan, nor would the Company have any such liability if any such plan were terminated or if the Company withdrew, in whole or in part, from any multi-employer plan.

          3.19 Title to Property and Encumbrances: Leases. The Company has good and marketable title to all of its properties and assets, including, without limitation, the properties and assets reflected in the Balance Sheet and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except and which are not in default, in each case subject to no Lien, except those which are shown and described on the Balance Sheet and except for Permitted Liens (as hereinafter defined) and except for Liens disclosed on Annex 3.19. All material leases under which the Company is a lessee of any real or personal property are valid, enforceable and effective in accordance with their terms (subject to the laws of bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally); there is not under any such lease any existing or claimed default by the Company or event or condition which with notice or lapse of time or both would constitute a default by the Company.

          3.20 Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are adequate and sufficient for the Company's business.

          3.21 Insurance Coverage. The Company has in full force and effect insurance coverage issued by insurers of recognized responsibility insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business, including, without limitation, policies of term life insurance issued by issuers of recognized reponsibility, as follows: (a) in the amount of $10 million on the life of Craig A. Winn,
(b) in the amount of $3 million on the life of Glenda Dorchak, (c) in the amount of $2 million on the life of Dean M. Johnson and (d) $1 million each on the lives of Rex Scatena, Joseph Page and Jerry Goode; in each case with the Company as the sole beneficiary and so long as they are employees of the Company. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

          3.22 Litigation. Except as disclosed on Annex 3.22 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or threatened against or affecting (a) the Company or its properties, assets or business (existing or contemplated), or (b) any Designated Key Employee, before any court or governmental department, commission, board, bureau, agency or instrumentality or any arbitrator. After reasonable investigation, except as disclosed in Annex 3.22, neither the Company nor any Designated Key Employee of nor attorney for the Company is aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any Designated Key Employee is in default with respect to any order, writ, judgement, injunction, decree, determination or award of any court or of any governmental agency or insutrmentality (whether federal, state, local or foreign).

          3.23  Registration Rights.  Reserved.

          3.24 Licenses. Except as disclosed on Annex 3.24, the Company possesses from the appropriate agency, commission, board and governmental body and authority, whether state, local or federal, all material licenses, permits, authorizations, approvals, franchises and rights which are necessary for the Company to engage in the business currently conducted by it and proposed to be conducted, including, without limitation, the development, manufacture, use, sale and marketing of its existing and proposed products and services; and all such certificates, licenses, permits, authorizations and rights are in full force and effect, and, to the best of the Company's knowledge, will not be revoked, canceled, withdrawn, terminated or suspended.

          3.25  Interested Part Transactions.  Except as disclosed on Annex
3.25 hereto, no officer, director or shareholder of the Company of any Affiliate or "associate" (as this term is defined in Rule 405 of the Commission under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person which
(i)furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any transaction, contract or agreement to which the Company is a party or by which it may be bound or affected.

          3.26 Minute Books and Check Authorizations. The minute books of the Company provided to, or, if not so provided, made available to, Lender, contain all resolutions adopted by directors and shareholders since the incorporation of the Company and fairly and accurately reflect, in all matters and transactions referred to in such minutes. The Board has adopted, and there is in full force and effect, a policy which prohibits the issuance of any check or draft by the Company in any amount in excess of $10,000 on any deposit account of the Company unless the same has been signed by two officers of the Company who have been so authorized by action of the Board.

          3.27  Computer Software.

            (a) Attached as Annex 3.27A hereto is a true and complete list of all material computed software used by the Company in the conduct of its business as presently conducted or as proposed to be conducted (the "Fully Operational Software"), together with a brief description of each principal function thereof. All Fully Operational Software is fully functional, complete and operational, has been fully Company's possession and control, and, except for third-party software, no Person outside the Company has possession of or access to the source code for any Fully Operational Software.

            (b) Attached as Annex 3.27B hereto is a true and complete list of all computer software that the Company can reasonably foresee it will need to conduct its business as conducted and as proposed to be conducted that is not Fully Operational Software (the "Developing Software"), together with a brief description of the principal intended functions thereof. Annex 3.27B also contains a schedule to complete the development of each category of Developing Software (the "Completion Schedule"), and each principal system or element within each such category as well as the name of each employee and consultant of the Company who is responsible for writing, documenting and completing each identified category, system and element. The Company and each Designated Employee has carefully examined the Completion Schedule for each category, system and element of the Developing Software and believes, after conducting a reasonable investigation sufficient to reach an informed view, that the Company will be able to achieve completion of the Developing Software by the scheduled completion dates appearing in the Completion Schedule and without the Company being required to incur any material expense beyond that shown in the most recent projections delivered to Lender prior to the Initial Loan Closing.

          3.28  Value America Web Site and Systems

            (a) The Company owns and has the unrestricted right to communicate and publish its "Value America" Internet product offering (the "Web Site") and conduct business on the World Wide Web at the Internet address valueamerica.com" and in connection therewith to use the registered service mark and trade name "Value America" and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

            (b) Except as disclosed on Annex 3.28(d), the Company has not received any communication from any Person that the Web Site or the conduct of the Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

            (c) Annex 3.28(c) attached hereto contains a true and complete list of all complaints received by the Company from persons who have ordered products using the Web Site.

            (d) Except as disclosed on Annex 3.28(d) attached hereto, no Person whose product or products have been offered for sale on the Web Site has terminated or materially modified (or communicated an intention to terminate or materially modify) its relationship with the Company.

          3.29 Year 2000. The computer systems and software owned or licensed by the Company are able to accurately process date data, including, but not limited to, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

          3.30 Registration Statement. On September 23, 1998, the Company withdrew its Registration Statement on Form S-1 filed with the Commission on July 2, 1998 (and thereafter amended). On September 1, 1998, the Prospectus
(as hereinafter defined) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading.

          3.31 Disclosure. There is no fact which the Company has not disclosed to Lender in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the properties, business, prospects, results of operation or condition (financial or other) of the Company or the ability of the Company to perform its obligations under this Agreement or under any Related Agreement. The information contained in this Agreement and in any writing furnished pursuant hereto or in connection herewith is true, complete and correct, and such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading.

        3.B. Representations and Warranties by Lender. Lender hereby represents and warrants to the Company as follows: (a) Lender is an entity duly formed, validly existing and in good standing of the laws of its state of formation and has all requisite power and authority to enter into this Agreement and the Related Agreements, to purchase the Notes and carry out the provisions of this Agreement and the Related Agreements; (b) all corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the Related Agreements and the making of Loans by Lender have been lawfully and validly taken or will have been so taken prior to the Initial Loan Closing; (c) this Agreement and the Related Agreements are the legal, valid and binding obligations of Lender and are enforceable against Lender in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors' rights generally.

          4.  Repayment of the Notes.

          4.1 Principal and Interest. On August 17, 1999 ("Stated Maturity"), the Company shall pay in full the outstanding principal balance and interest accrued thereon under all of the Notes.

          4.2  Prepayment.
                (a) Each Note may be prepaid at the option of the Company at the principal amount outstanding under such Note, plus interest accrued and unpaid on the Note to the date of such prepayment at any time in whole or from time to time in part, without premium or penalty. Any prepayment under the Note shall be credited first upon interest accrued and the remainder, if any, upon the outstanding principal amount of the Note.
                (b) The Company shall repay the Note from time to time in accordance with Section 8.15(c).

               4.3 Security for Notes. The Company's obligation to pay principal and interest under the Notes and other obligations of the Company to Lender shall be secured by a security interest granted by the Company to Lender in certain assets of the Company pursuant to an Amended and Restated Security Agreement substantially in the form of Annex 4.3 attached hereto (the "Amended and Restated Security Agreement").

          5.  Events of Default and Remedies.

           5.1 Events of Default. If any of the following events (herein called "Events of Default") shall occur:

            (a) If default shall be made in the due and punctual payment of any principal of or premium (if any) on, any Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise, which default is not cured within five (5) days; or

            (b) If default shall be made in the due and punctual payment of any interest of any Note when and as such interest shall become due and payable, and such default shall have continued for a period of five days; or

            (c) If default shall be made in the due and punctual performance of any covenant or agreement in any promissory note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness of the Company or any Subsidiary (other than the Related Agreements and this Agreement), and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived; or

            (d) If any representation or warranty made or deemed to be made by or on behalf of the Company in this Agreement or any Related Agreement or in any certificate, statement, report or other instrument delivered under or pursuant to any term hereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Initial Loan Closing Date, or if any statement, report, certificate, financial statement or financial schedule or other writing or instrument prepared or purporting to be prepared by the Company or any officer of the Company that is hereafter furnished or delivered in connection with or under or pursuant to or contemplated by this Agreement to Lender shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

            (e) If default shall be made in the due and punctual performance or observance of any term, covenant, agreement or condition contained in (i) Sections 4, 5, 8 or 9 of this Agreement, including, without limitation, Section
8.14 of this Agreement, or (ii) any Related Agreement (other than the Notes); or

              (f) If the validity or enforceability of this Agreement or any Related Agreement shall be contested by either the Company or any security holder of the Company or any action, suit or proceeding is commenced that alleges or contends that this Agreement or any of the Related Agreements is no longer in full force or effect or is null and void or the Company denies that it has any further liability or obligation under this Agreement or any of the Related Agreements; or

            (g) If default shall be made in the due and punctual performance or observance of any term, covenant, agreement or condition contained in this Agreement, other than those referred to above in this Section 5.1, and such default shall have continued for a period of 10 days; or

            (h) If the Company or any Subsidiary shall (i) file a petition seeking relief for itself under Title II of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, or fail timely to controvert, a petition filed against it seeking relief under Title II of the United States Code, as now constituted or hereafter amended, or (ii) file such a petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America, or State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with its creditors; or

            (i) If an order for relief shall be entered against the Company or any Subsidiary under Title II of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law, or by a court having jurisdiction in the premises which is not stayed, adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under, the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company or any Subsidiary or any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs or upon the expiration of thirty (30) days after the filing of any involuntary petition against it seeking any of the relief specified in paragraph (h) or this paragraph (i) of Section 5.1 hereof without the petition being dismissed prior to that time; or

            (j) If the Company or any Subsidiary shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company or any Subsidiary of all or a substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as such debts become due, or (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or if such action is taken by its directors or stockholders) looking to the dissolution or liquidation of the Company or any Subsidiary; or

            (k) If a final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against the Company or any Subsidiary and the Company or such Subsidiary shall not (i) within 30 days from the date of entry thereof, discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, and (ii) if execution of such judgment shall be stayed, within such period of 30 days or such longer period during which the execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or, after the expiration of any such stay or the denial of such appeal, forthwith discharge the same or provide for its discharge;

then, (x) except in the case of an Event of Default described in Section 5.1(h) or 5.1(i), unless such Event of Default shall be expressly waived in the manner provided in Section 12.1 hereof, at the option of Lender exercised by written notice to the Company, (1) Lender's obligation to make Loans shall forthwith terminate, and (2) the unpaid principal amount of each Note, together with the interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company anything herein or in any Note to the contrary notwithstanding, and the Company will forthwith pay to the holders of such Note the entire outstanding principal of, and interest accrued on, such Note, and (y) in the case of an Event of Default described in Section 5.1(h) or 5.1(i), in each such case (1) Lender's obligation to make Loans shall forthwith terminate, and (2) the principal amount of and all accrued interest on each Note shall automatically become immediately due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by the Company.

            5.2 Suits for Enforcement. In case any one or more Events of Default shall have occurred, unless such Events of Default shall have been waived in the manner provided in Section 12.1 hereof, the holder of any Note may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or in any Note or other Related Agreement or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Agreement or in any Note or other Related Agreement, or may proceed to enforce the performance of any such Note or Related Agreement (including the payment of any Note: or to enforce any other legal or equitable right of the holder of any such Note, or may take any one or more of such actions. In the event Lender brings such an action against the Company, Lender shall be entitled to recover from the Company all fees, costs and expenses of enforcing any right of Lender under or with respect to this Agreement or any Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals; provided, however, that Lender shall be required to pay the reasonable out-of-pocket expenses of defense of the Company (including, without limitation, such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, including, without limitation, the fees, costs and expenses of appeals) if the Company is the prevailing party in such actions, and in such case, Lender shall not be entitled to receive its litigation expenses from the Company.

           5.3 Foreclosure of Security Interest. Without limiting any other rights a holder of a Note may have under this Agreement or any Related Agreement, upon the occurrence of any Event of Default any holder of any Note may enforce its rights under the Amended and Restated Security Agreement or under the UCC (as defined in the Amended and Restated Security Agreement).

           5.4 Remedies Cumulative. No right, power or remedy conferred upon any holder of any Note shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any Note or now or hereafter available at law or in equity or by statute or otherwise.

           5.5 Remedies Not Waived. No course of dealing between the Company and Lender or the holder of any Note, and no delay in exercising any right, power or remedy conferred hereby or by any Note or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

           5.6 Waiver of Statute of Limitations. To the extent permitted by law, the Company hereby waives and agrees not to assert or take advantage of any and all applicable statutes of limitations on its obligations under this agreement, any Note or any other Related Agreement.

          6. Interest Limitation. Anything in this Agreement, any Note or any of the other Related Agreement to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of any Loan, acceleration of the maturity of the unpaid principal of any Note or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the Loans exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or other charges paid or contracted to be paid by the Company to Lender in respect of the Indebtedness evidenced by any Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or other charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the unpaid principal amount of the Notes and/or refunded to the Company so that at no time shall the interest or other charges paid or payable in respect to the Indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

          7. Conditions of Parties' Obligations.

           7.1 Conditions of Lender's Obligations to make the Initial Loan. The obligation of Lender to make the initial Loan is subject to the fulfillment prior to or on the date of the initial Loan (the "Initial Loan Closing Date") of the following conditions, any of which may be waived in whole or in part by Lender. The "Initial Loan Closing" shall mean the delivery of all documentation and satisfaction of all conditions required by this Section 7.1 and the making of the initial Loan.

            (a) No Erros, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Initial Loan Closing Date and shall then be true and correct.

            (b) Compliance with Agreement. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Initial Loan Closing Date.

            (c) No Default.  There shall not exist on the Initial Loan
Closing Date any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            (d) Certificate of Officers. The Company shall have delivered to Lender a certificate dated the Initial Loan Closing Date, executed by its Chairman and Chief Financial Officer, certifying the satisfaction of the conditions specified in subsections (a), (b) and (c) of Section 7.1.

            (e) Certificate of Principal Shareholders. The Company shall have delivered to Lender a certificate dated the Initial Loan Closing Date, executed by Craig Winn and Rex Scatena, certifying upon having made a reasonable investigation sufficient to express an informed view, the satisfaction of the conditions specified in subsections (a), (b) and (c) of this Section 7.1.

            (f) Opinion of the Company's Counsel. Lender shall have received from LeClair Ryan, A Professional Corporation, counsel for the Company, an opinion dated the Initial Loan Closing Date substantially in the form of Annex 7.1(f) hereto.

            (g) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws (except for any notices of sale required to be filed with the Commission under Regulation D of the Securities Act) shall have been obtained for the lawful execution, delivery and performance of this Agreement and each Related Agreement, including, without limitation, the offer, sale, issue and delivery of the Notes.

            (h) Supporting Documents. Lender shall have received the following:

               (1) Copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the offer, issuance and sale of the Notes, the execution, delivery and performance of this Agreement and the Related Agreements, and all other documents and instruments to be delivered pursuant hereto and thereto and the borrowing of money pursuant to this Agreement;

               (2) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (1) above and further certifying that the Articles of Incorporation and Bylaws of the Company delivered to Lender at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

               (3) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Lender or its counsel may reasonably request.

            (i) Amended and Restated Security Agreement. The Company and Lender shall have entered into the Amended and Restated Security Agreement and all exhibits thereto requiring execution and delivery by such parties.

            (j) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Lender and its counsel.

            (k) Purchase Fee. The Company shall have paid to Lender in full all commitment fees required by Section 1 (h) of the Prior Loan Agreement.

            (l) Establishment of Special Account. The Company shall have established the special Account (as hereinafter defined) to the reasonable satisfaction of Lender.

            (m) Delivery of Revolving Note. The Company shall have duly executed and delivered to Lender a Revolving Note in a principal amount equal to the Original Commitment dated the date of the Initial Loan Closing Date.

            (n) Liens. The Company shall have delivered to Lender such evidence as Lender may request to establish that there are no financing statements filed against the property of the Company other than set forth on Annex 3.19 or other than with respect to Permitted Liens.

            (o) Amended and Restated Subordination Agreement. Each of the Company, Craig A. Winn, Rex Scatena and Lender shall have entered into an Amended and Restated Subordination Agreement, substantially in the form of Annex 7.1(o) hereto (the "Amended and Restated Subordination Agreement").

            (p) Sale of Management Subordinated Notes. The Company shall have received a minimum of $2,500,000 from management employees of the Company and close associates of the Company in exchange for promissory notes issued by the Company, substantially in the form of Annex 7.1(p) hereto (the "Management Subordinated Notes").

            (q) Reserved.

            (r) Special Account. The Company shall have entered into a Pledged Account Agreement, substantially in the form attached hereto as Annex 7.1(r) (the "Pledged Account Agreement"), with First Union National Bank and Lender.

            (s) Reserved.

            (t) Warrant Purchase Agreement. The Company and the Lender shall have entered into a Warrant Purchase Agreement (the "Warrant Purchase Agreement") substantially in the form attached hereto as Annex 7.1(t).

            (u)Registration Rights Agreement. The Company and the Lender shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Annex 7.1(u).

            (v) Escrow Agreement. The Company, Lender and an escrow agent shall have entered into an Escrow Agreement, substantially in the form attached hereto as Annex 7.1(v) (the "Escrow Agreement").

            (w) Sirrom Consent. The Company shall have received the consent of Sirrom under that certain Loan Agreement dated as of October 9, 1998 by and among the Company and Sirrom to the authorization, execution, delivery and performance by the Company of this Agreement, including, without limitation, the Revolving Loan Commitment and the Loans.

           7.2 Conditons of Company's Obligations. The Company's obligation to obtain Loans is subject to the fulfillment prior to or at the Initial Loan Closing Date of the conditions precedent specified in paragraph (g) of Section
7.1 hereof.

           7.3 Additional Conditions Precedent to Loans. The obligation of Lender to make each Loan after the initial Loan shall be subject to the further conditions precedent that (a) if the amount of the Loan exceeds the principal amount of the outstanding Revolving Note or, if more than one, Revolving Notes and the Revolving Loan Commitment, in accordance with this Agreement, has been increased beyond the aggregate principal amount of the outstanding Revolving Note or, if more than one, Revolving Notes, the Company shall have duly executed and delivered to Lender an additional Revolving Note in a principal amount equal to the amount by which the then Revolving Loan Commitment exceeds the principal amount of the outstanding Revolving Note or, if more than one, Revolving Notes, and (b) on the date of each such Loan the following statements shall be true and complete and shall be deemed made by the Company by virtue of its request for, and acceptance of, Loans:

            (a) Representations and Warranties. The representations and warranties contained in this Agreement are true and correct on and as of the date of such Loan as if made on and as of such date (with the modification that all references therein to "Initial Loan Closing" and "Initial Loan Closing Date" shall instead refer to the applicable Subsequent Loan Closing and Subsequent Loan Closing Date).

            (b) No Events of Default. No event or condition has occurred and is continuing or would result from such Loan, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Subsequent Loan Closing" means the advance of any Loan other than the initial Loan by Lender to the Company in response to a request therefor by the Company, "Subsequent Loan Closing Date" means the date of such advance.

          8. Affirmative Convenants. The Company agrees that unless Lender otherwise agrees in writing, so long as any principal or interest under any Note remains unpaid or Lender has any Revolving Loan Commitment, the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

           8.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

           8.2 Maintain Insurance. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated; maintain in full force and effect policies of term life insurance issued by issuers of recognized responsibility, as follows: (a) in the amount of $10 million on the life of Craig A. Winn, (b) in the amount of $3 million on the life of Glenda Dorchak, (c) in the amount of $2 million on the life of Dean M. Johnson and
(d) $1 million each on the lives of Rex Scatena, Joseph Page and Jerry Goode; in each case with the Company as the sole beneficiary and so long as they are employees of the Company.

           8.3 Pay Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right or redemption from any sale thereunder, and (b) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

           8.4 Records and Reports. Accurately and fairly maintain its books of account in accordance with generally accepted accounting principles, as approved from time to time by a majority of the Board and its independent certified public accountants; employ a firm of independent certified public accountants, which firm is either one of the five largest national accounting firms or which is approved by Lender, to make annual audits of its accounts in accordance with generally accepted auditing standards; permit Lender and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as Lender may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as Lender may request; and the Company shall also furnish Lender:

            (a) As soon as available, and in any event within thirty (30) days after the close of each monthly accounting period, financial statements prepared on a consolidated basis (together with consolidating statements in support thereof) consisting of a balance sheet of the Company as of the end of such monthly accounting period and statements of income, shareholders' equity and cash flow for such monthly accounting period, and for the portion of the Company's fiscal year ending with the last day of such monthly accounting period, setting forth in comparative form (i) the figures for such period, figures for the corresponding periods of the previous fiscal year and the budgeted figures for such periods prepared and submitted pursuant to Section 8.5 hereof, and (ii) as of the end of each fiscal quarter, the figures for such quarter, the figures for the corresponding quarter of the preceding fiscal year and the budgeted figures for such current quarter prepared and submitted pursuant to Section 8.5 hereof, all in reasonable detail, prepared and certified by the chief executive officer or the chief financial officer of the Company as fairly presenting the financial condition as of the balance sheet date and results of operations and cash flows for the period then ended in accordance with generally accepted accounting principles consistently applied, subject to normal year end adjustments which in the aggregate shall not be material;

            (b) As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Company (commencing from the date hereof), financial statements prepared on a consolidated basis (together with consolidating statements in support thereof) consisting of a balance sheet of the Company, as of the end of such fiscal year, together with statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form the figures for such fiscal year and for the previous fiscal year, all in reasonable detail, and duly certified by an opinion unqualified as to scope of a firm of independent certified public accountants, which firm is one of the five largest national accounting firms;

            (c) So long as any Note remains outstanding or Lender has any Revolving Loan Commitment, concurrently with the delivery of each of the financial statements referred to in paragraphs (a) and (b) of this Section 8.4, a certificate signed by the chief executive officer or chief financial officer of the Company to the effect that there exists no Event of Default or event or condition which with the giving of notice or lapse of time, or both, would constitute an Event of Default, or, if any such Event of Default or other event or condition exists a statement of the nature and period of existence thereof and what steps are being taken to remedy or cure the same;

           (d) Promptly upon learning of the occurrence of an Event of Default or a condition or event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, a certificate signed by the chief executive officer or chief financial officer of the Company describing such Event of Default or condition or event and stating what steps are being taken to remedy or cure the same;

            (e) Promptly upon the receipt thereof by the Company or the Board, copies of all reports, all management letters and other detailed information submitted to the Company or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of the Company made by such accountants;

            (f) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as the Company shall send to its stockholders, and promptly upon the transmission thereof copies of all registration statements, notifications, proxy statements, reports and other documents and writings which the Company may file with or furnish to the Commission or any governmental authority at any time substituted therefor; and

            (g) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Company and each Subsidiary, as Lender reasonably may request from time to time.

           8.5 Preparation of Budget. Within thirty (30) days after the Initial Loan Closing Date, for the Company's partial fiscal year ending after the Initial Loan Closing Date, and at least thirty (30) days prior to the beginning of the subsequent fiscal year, prepare and submit to the Board, and furnish to Lender a copy of, an annual plan for such year which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss and quarterly balance sheet projections, itemized in such detail as the Board may request. A majority of the members of the Board shall approve such budgets, statements and projections. Each annual plan shall be modified as often as necessary, but in any event every six (6) months, to reflect material changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of these modifications shall be submitted to and approved by the Board and furnished to Lender. The Company may dispense with any six-month modification if the Board reasonably determines that no material change is required in the budget for that six-month fiscal period.

           8.6 Notice of Litigation and Disputes. Promptly notify Lender of each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or threatened against the Company which could materially and adversely affect its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects, or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted.

           8.7 Conduct of Business. Conduct its business in accordance with all applicable provisions of federal, state, local and foreign law.

           8.8 Replacement of Instrument. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Note, issue a new instrument representing such Note in lieu of such lost, stolen, destroyed, or mutilated instrument.

           8.9 Compliance with Section 7. Use its best efforts to cause the conditions specified in Sections 7.1, 7.2 and 7.3 hereof to be met by the Initial Loan Closing Date or the Subsequent Loan Closing Date, as the case may be.

           8.10 Securities Law Filings. Make all filings necessary to perfect in a timely fashion exemptions from (a) the registration and prospectus delivery requirements of the Securities Act and (b) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Notes to Lender.

           8.11 Compliance With Articles of Incorporation and Bylaws. Perform and observe all requirements of the Company's Bylaws and Articles of Incorporation.

           8.12 Internal Accounting Controls. Devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           8.13 Use of Proceeds. Use the proceeds from the Loans substantially as set forth in Annex 8.13 hereof. Notwithstanding the foregoing, the proceeds from the initial Loan shall be used to repay in full all outstanding Indebtedness of the Company owed to Lender, including, without limitation, the principal amounts and interest accrued thereon of all notes issued, under the Prior Loan Agreement.

           8.14    Union Matters.

            (a) In the event of any attempt by any union to organize or seek to represent employees of the Company or any of its Affiliates, the Company will recognize the union as the representative of its workers upon a showing of majority support through a formal gathering of cards for the union in an appropriate unit.

            (b) In connection with any organizing done by a union, the Company recognizes the right of its employees to choose their bargaining representative without interference from their employer (the Company or its Affiliates). Accordingly, the Company and its officers, directors, employees and agents shall refrain, and shall cause its Affiliates to refrain, from its or their support of or opposition to the union and from actively campaigning in opposition to the designation of such union as the representative of such employees.

            (c) The Company will cause all merchandise ordered by its customers to be shipped by shippers that have recognized one or more unions as collective bargaining representatives of some or all of its workers, with preference among such shippers given to those shippers having the largest percentage of its workers represented by one or more unions recognized by such shipper; provided, however, that exceptions to this requirement will be permitted if installation of purchased items requires set up and it is impracticable to obtain union labor for on-site installation and set-up or there is no viable union transportation option available.

           8.15 Maintenance of Special Account: Application of Deposits.

            (a) Pursuant to the Pledged Account Agreement, the Company shall maintain a bank account with First Union National Bank under the terms of which no amounts can be withdrawn (or checks or drafts written or charged) without the joint signature of the Company and Lender (the "Special Account").

            (b) Immediately upon receipt of any payment received by the Company from any Special Vendor (as hereinafter defined) or Presentation Customer (as hereinafter defined), the Company shall cause such payment to be deposited in the Special Account.

            (c) All amounts deposited in the Special Account shall be used promptly (but in any event no more than five Business Days after deposit) to prepay the principal of and interest on the outstanding Notes.

           8.16 Initial Public Offering. The Company shall file and complete the Company's initial public offering as soon as market conditions allow, and the Company shall be prepared to file a registration statement under the Securities Act for an underwritten initial public offering no later than December 31, 1998 and to raise at least $70 million in such offering.

           8.17 Landlord's Consent. Within seven (7) days following the Initial Loan Closing, the Company shall have delivered to Lender a Landlord's Consent and Subordination of Lien, substantially in the form of Annex 8.17 from the lesser of each of the offices and other premises leased or occupied by the Company.

           8.18 Sirrom Lien. Within thirty (30) days following the Initial Loan Closing, the Company shall pay in full all outstanding Sirrom Indebtedness and immediately thereafter shall file or cause to be filed termination statements in all appropriate jurisdictions with respect to the termination and release of the Sirrom Lien.

           8.19 Warrant Purchase Agreement. The Company shall perform and discharge of its obligations as provided under the Warrant Purchase Agreement.

          9. Negative Covenants. The Company agrees that unless Lender otherwise agree in writing, so long as any principal or interest under any Note remains unpaid or Lender shall have any Revolving Loan Commitment, the Company (and each of its Subsidiaries unless the context otherwise requires) will not do any of the following:

           9.1     Indebtedness and Liens.

            (a)     Assume, create, incur or suffer to exist

               (1) Any Indebtedness for Borrowed Money that is prior or senior in right or time of payment to the Indebtedness represented by any Note; or

               (2)  Any Indebtedness other than:

                  (i) Indebtedness evidenced by any Note;

                 (ii) Indebtedness evidenced by the Management Subordinated
                      Notes;

                (iii) Indebtedness for Borrowed Money set forth on Annex 3.4;

                 (iv) Indebtedness representing trade payables and expense
                      accruals incurred and made in the usual and ordinary course of the Company's business; and

                  (v) the Sirrom Indebtedness.

            (b) Assume, create, incur or suffer to exist any Lien on any of its properties and assets other than:

              (1)     Permitted Liens;

              (2)     Liens described on Annex 3.19;

              (3) The security interest created by the Amended and Restated Security Agreement; and

              (4) The security interest created by that certain Security Agreement dated October 9, 1998 by and between the Company and Sirrom.

           9.2 Changes in Type of Business. Make any substantial change in the character of its business.

            9.3 Loans: Guarantees. Except for a loan by the Company to Glenda Dorchak in the principal amount not to exceed $250,000, pursuant to a contemplated employment agreement between the Company and Ms. Dorchak, make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any Subsidiary, except advances for travel and entertainment expenses and similar expenditures in the ordinary course of business or under the terms of a stock option plan or stock purchase agreement approved by the Compensation Committee of the Board; or guarantee, directly or indirectly, any Indebtedness except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business.

            9.4 Restrictive Agreements. Enter into or become a party to any agreement or instrument which by its terms would violate or be in conflict with or restrict the Company's performance of, its obligations under this Agreement or any Related Agreement.

            9.5 Overhead. Permit overhead costs of the Company to exceed $1,800,000 per month, except for variable costs which increase as a function of increased Web Site visits. Notwithstanding any provision to the contrary contained herein, the Company shall no longer be obligated to comply with the requirements of this Section 9.5 upon the consummation of a financing transaction (the "FDX/Vulcan Financing") between the Company and Vulcan Ventures, Inc. or FDX Corporation, the gross proceeds to the Company of which equal or exceed $50,000,000.

            9.6 Creation of Subsidiaries. Organize or create, or transfer or lend any funds, property or asset to, any Subsidiary.

            9.7 Restricted Payments. Declare or pay any dividend on any class of its capital stock (other than the Series A Preferred Stock and the Series B Preferred Stock in accordance with the Company's Articles of Incorporation as presently in effect or as amended with the express written consent of Lender) or purchase or redeem any shares of any class of its capital stock.

            9.8 Limitation on Employment. Allow the total number of full-time equivalent employees at any time to exceed 185; provided, however, that the Company may employ up to an additional 25 full-time equivalent telesales specialists (collective, the "Additional Employees"), provided that the total cost (including wage and all benefit costs) of such Additional Employees is offset by an equal reduction in advertising expenditures of the Company; provided, further, that the Company may employ additional telesales specialists (collectively, the "Extra Employees") in excess of such Additional Employees, provided that (a) the Company proves to the reasonable satisfaction of Lender that the total cost (including wage and all benefit costs) of such Extra Employees as a percentage of the revenue generated by such Extra Employees is less than the total cost of traditional advertising as a percentage of the revenue generated by traditional advertising, and (b) overhead costs of the Company do not exceed $1,800,000 per month. Notwithstanding any provision to the contrary contained herein, the Company shall no longer be obligated to comply with the requirements of this Section 9.8 upon the consummation of the FDX/Vulcan Financing.

            9.9 Restriction on Sales, Mergers and Acquisitions. Sell, transfer, assign, license or hypothecate any of its properties or assets or rights thereto other than in the usual and ordinary course of its business; merge with or without or consolidate with any other Person; acquire the capital stock or securities or business assets of any Person; or enter into a joint venture with any Person; or enter into any agreement to do any of the foregoing.

           9.10 Limitation on Outstanding Stock Options. Grant any option or options to purchase, in the aggregate, more than 100,000 shares of Common Stock of the Company; provided, however, that such limit on the number of shares of Common Stock subject to options may be increased, from time to time, by unanimous action of the Compensation Committee of the Board. Notwithstanding any provision to the contrary contained herein, the Company shall no longer be obligated to comply with the requirements of this Section 9.10, upon the consummation of the FSX/Vulcan Financing.

            10. Reserved.

            11. Definitions Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 11 and those accounting terms used in this Agreement not defined in this Section 11 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this Section 11 and those accounting terms appearing in this Agreement but not defined in this Section 11 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

               "Additional Employees" shall have the meaning assigned to it in
Section 9.8 hereof.

               "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

               "Agreement" shall mean this Agreement, as the same may be amended, modified or restated from time to time.

               "Amended and Restated Security Agreement" shall have the meaning assigned to this term in Section 4.3 hereof.

               "Amended and Restated Subordination Agreement" shall have the meaning assigned to it in Section 7.1(o) hereof.

               "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to these terms in Section 3.11 hereof.

               "Board" shall mean the Board of Directors of the Company.

                "Common Stock" shall mean Common Stock, without par value, of the Company.

                "Commission" shall mean the Securities and Exchange Commission.

                "Commitment Termination Date" shall have the meaning assigned to it in Section 1(f).

                "Company" shall have the meaning assigned to this term in introductory paragraph of this Agreement.

     "Developing Software" shall have the meaning assigned to it in Section 3.27(b).

     "Equity Security" shall mean any stock or similar security of the Company or any security (whether stock or Indebtedness for Borrowed Money) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "Escrow Agreement" shall have the meaning assigned to it in Section 7.1(v) hereof.

     "Event of Default" shall have the meaning assigned to it in Section 5.1 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extra Employees" shall have the meaning assigned to it in Section 9.8 hereof.

     "FDX/Vulcan Financing" shall have the meaning assigned to it in Section 9.5 hereof.

               "Financing Statement" shall mean those certain UCC-1 Financing Statements, naming the Lender as secured party and the Company as debtor, filed pursuant to the Prior Loan Agreement and that certain Security Agreement dated October 14, 1998 by and between the Company and the Lender.

               "Fully Operating Software" shall have the meaning assigned to it in Section 3.27(a) hereof.

               "Indebtedness" shall mean any obligation of the Company or any Subsidiary which under generally accepted accounting principles is required to be shown on the balance sheet of the Company or such Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be "Indebtedness" even though such obligation is not assumed by the Company or Subsidiary. "Indebtedness" shall also include any obligation of the Company or any Subsidiary in respect of any letter of credit issued for such Person's account, whether or not any amount has been drawn on such letter of credit, for which such Person is obligated to the issuer of such letter of credit.

               "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, (c) any obligation of the Company or any Subsidiary in respect of any letter of credit issued for such Person's account, whether or not any amount has been drawn on such letter of credit, for which such Person is obligated to the issuer of such letters of credit, and (d) all Indebtedness of the type referred to in the preceding clauses (a) through (c), inclusive, guaranteed by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise contingently liable.

               "Initial Loan Closing" and "Initial Loan Closing Date" shall have the meaning assigned to them in Section 7.1.

               "Lender" shall have the meaning assigned to this term in the introductory paragraph of this Agreement.

               "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

               "Loan" and "Loans" shall have the meaning assigned to them in
Section 1(a).

               "Management Subordinated Notes" shall have the meaning assigned to it in Section 7.1(p) hereof.

               "Material Adverse Effect" shall mean a material adverse effect, or any condition, situation or set of circumstances that could reasonably be expected to have a material adverse effect, on the Company and its Subsidiaries, taken as a whole, or the business, assets, properties, condition (financial and other), operations or prospects of the Company and its Subsidiaries taken as a whole.

               "Maturity" shall mean the date on which the principal amount of the Note becomes due and payable as provided therein, whether at the Stated Maturity or by acceleration or otherwise.

               "Note" shall have the meaning assigned to this term in Section 1(e) hereof.

               "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

               "Person" shall include any natural person, corporation, trust, association, limited liability company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

               "Pledged Account Agreement" shall have the meaning assigned to it in Section 7.1(r) hereof.

               "Presentation Customer" means a Person for whom the Company prepares or assists in the preparation of presentations, exhibits and displays for appearance on the Web Site to promote products for sale on the Web Site.

               "Prior Loan Agreement" shall have the meaning assigned to it in the Recitals of this Agreement.

               "Prior Loan Commitment" shall have the meaning assigned to it in the Recitals of this Agreement.

               "Prospectus" shall mean the preliminary prospectus of the Company dated September 1, 1998 that was included in the Company's registration statement filed under the Securities Act (Registration Number 333-58469).

               "Registration Rights Agreement" shall have the meaning assigned to it in Section 7.1(u) hereof.

               "Related Agreements" shall mean, collectively, each of the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement, the Escrow Agreement and the Financing Statements; each, individually, a "Related Agreement".

               "Revolving Loan Commitment" shall have the meaning assigned to it in Section 1(e).

               "Revolving Note" shall have the meaning assigned to it in
Section 1(b) and 1(e).

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Series A Preferred Stock" shall mean the Series A Preferred Stock, without par value, of the Company.

               "Series B Preferred Stock" shall mean the Series B Preferred Stock, without par value, of the Company.

               "Sirrom" means Sirrom Capital Corporation.

               "Sirrom Indebtedness" shall mean a loan in the aggregate principal amount of $5,000,000 made to the Company by pursuant to that certain Loan Agreement dated as of October 9, 1998 between the Company and Sirrom.

               "Sirrom Lien" shall mean all Liens in favor of Sirrom, as secured party, relating to the Sirrom Indebtedness.

               "Special Account" shall have the meaning assigned to it in
Section 8.15.

               "Special Vendor" shall mean any provider of product to the Company with which the Company has an express or implied agreement, either on the date hereof or thereafter, to provide the Company with funds for cooperative advertising of such products.

               "Stated Maturity" shall have the meaning assigned to it in
Section 4.1(a) hereof.

               "Subsequent Loan Closing" and "Subsequent Loan Closing Date" shall have the meanings assigned to it in Section 7.3.

                "Subsidiary" shall mean any corporation, association or other business entity at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where "voting stock" means any shares of stock or other equity securities having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of any contingency), general partners or managers.

               "Warrant Purchase Agreement" shall have the meaning assigned to it in Section 7.1(t) hereof.

               "Web Site" shall have the meaning assigned to it in Section 3.28(a).

            12. Miscellaneous.

            12.1 Waivers and Amendments. With the written consent of Lender, the obligations of the Company and the rights of Lender under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of Lender. With the written consent of the Company, the rights of the Company and the obligations of Lender under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, any Related Agreement, nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1. Specifically, but without limiting the generality of the foregoing, the failure of Lender at any time or times to require performance of any provision hereof or of any Note by the Company shall in no manner affect the rights of Lender at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement or any Related Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement or any Related Agreement.

               12.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               if to the Company to:

                      Value America, Inc.
                      2300 Commonwealth Drive
                      Charlottesville, Virginia 22901
                      Attention:  Mr. Craig A. Winn,
                      Chairman and Chief Executive Officer
                      Telecopier: (804) 817-7884

               with a copy to:

                      Gary D. LeClair, Esq.
                      LeClair Ryan, A Professional Corporation
                      707 East Main Street, 11th Floor
                      Richmond, VA  23219
                      Telecopier: (804) 783-2294

               if to Lender:

                      The Union Labor Life Insurance Company
                      111 Massachusetts Avenue, N.W.
                      Washington, D.C. 20001
                      Attention:  Mr. Michael Steed,
                      Senior Vice President, Investments
                      Telecopier: (202) 682-7970

               with a copy to:

                      Alan J. Barton, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                      555 South Flower Street
                      Twenty-Third Floor
                      Los Angeles, California 90071
                      Telecopier: (213) 627-0705

or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

            12.3 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Lender, and the sale and purchase of the Note and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder. Any claim against the Company based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted against the Company, either by written notice given to the Company specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against the Company and the serving of the process and complaint with respect thereto upon the Company, within thirty (30) months from the applicable Loan Closing Date.

            12.4 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

            12.5 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by any holder at any time of any Note. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

            12.6 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            12.7 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the Commonwealth of Virginia should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

            12.8 Expenses. The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold Lender harmless from liability for the payment of, (a) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement, all agreements and documents described in Section 7.1 and the Notes, creating, perfecting and establishing the desired priority of the security interests to be created by the Amended and Restated Security Agreement and consummation of the transactions contemplated hereby and thereby, (b) the fees and expenses incurred with respect to any amendments to this Agreement or any Note or any other Related Agreement proposed by the Company (whether or not the same become effective), (c) if Lender desires to sell or otherwise transfer any portion of or all of any Note held by it and counsel for the Company declines to render a legal opinion to Lender, without cost or expense to Lender, whether or not registration under the Securities Act will be required for such sale or transfer, the fees and expenses of counsel for Lender in rendering such an opinion, (d) the fees and expenses of Lender in creating, perfecting and establishing the desired priority of the security interests to be created by the Amended and Restated Security Agreement and administering the Collateral (as defined in the Amended and Restated Security Agreement) (e) the fees and expenses incurred in connection with any requested waiver of the right of Lender to contemplated acts of the Company not otherwise permissible by the terms of this Agreement or any Related Agreement, (f) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Note, (g) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement or any Related Agreement, and (h) all costs of the Company's performance of and compliance with this Agreement and the Related Agreements.

            12.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

            12.10 Authorship. This Agreement shall not be construed for or against any party by reason of the authorship or claimed authorship of any provision of this Agreement or by reason of the status of the respective parties.

            12.11 Entire Agreement. This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.

                               [SIGNATURE PAGE OF
                 AMENDED AND RESTATED REVOLVING LOAN AGREEMENT]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.




                            VALUE AMERICA, INC.


                            By: /s/ Craig A. Winn
                                ________________________________
                                Craig A. Winn, Chairman and
                                Chief Executive Officer



                               THE UNION LABOR LIFE INSURANCE COMPANY
                               Acting for its Separate Account P

                           By: ________________________________________
                                  An Authorized Officer

                               [SIGNATURE PAGE OF
                 AMENDED AND RESTATED REVOLVING LOAN AGREEMENT]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.




                            VALUE AMERICA, INC.


                            By: ________________________________________
                                 Craig A. Winn, Chairman and
                                 Chief Executive Officer



                            THE UNION LABOR LIFE INSURANCE COMPANY
                            Acting for its Separate Account P

                           By:   /s/ Harold A. Braun
                                ________________________________________
                                An Authorized Officer

                           FIRST AMENDMENT TO AMENDED
                      AND RESTATED REVOLVING LOAN AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AGREEMENT dated as of December ___, 1998 (this "Amendment") is hereby entered into by and between Value America, Inc., a Virginia corporation (the "Company"), and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (the "Lender").

                                    RECITALS

     A. WHEREAS, the Company and the Lender have executed and delivered that certain Amended and Restated Revolving Loan Agreement dated as of November 17, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

     B. WHEREAS, the Company desires that the Lender, among other things, increase the Revolving Loan Commitment from up to Ten Million Twenty-Four Thousand Four Hundred forty-four Dollars ($10,024,444) in the aggregate to up to Seventeen Million Five Hundred Twenty-Four Thousand Four Hundred forty-four Dollars ($17,524,444) in the aggregate, and the Lender is willing to make certain secured loans to the Company of up to such amount upon the terms and conditions set forth herein and therein; and

     C. WHEREAS, on and subject to the terms and conditions set forth herein, the parties hereto have agreed to amend the provisions of the Loan Agreement, and the Lender has agreed to increase the Revolving Loan Commitment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender do hereby agree as follows:

1. Relation to Loan Agreement; Definitions.

   1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement. Each reference contained in the Loan Agreement to the "Loan Agreement," any section or provision contained in the Loan Agreement, or any of the following or similar terms "this Agreement," "herein" or "hereof" shall be deemed to be a reference to such "Loan Agreement," section or provision or term as hereby amended and as the same may be further amended, restated supplemented or otherwise modified and in effect from time to time hereafter.

    1.2 Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement, as said agreement shall be in effect on the Effective Date after giving effect to this Agreement.

2. AMENDMENTS TO THE LOAN AGREEMENT.

      2.1 Amendment to Section 1(e) of the Loan Agreement. Section 1(e) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

            (e) The "Revolving Loan Commitment" shall mean the greater of (i) TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444) (the "Original Commitment") or (ii) such greater amount at Lender may specify from time to time in a notice to the Company increasing the amount thereof, provided that the Revolving Loan Commitment may not exceed SEVENTEEN MILLION FIVE HUNDRED TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($17,524,444). Each time the Company requests a Loan in excess of the then outstanding Revolving Loan Commitment it shall deliver to Lender an additional secured negotiable revolving promissory note in the amount of the increase in the Revolving Loan Commitment substantially in the form of Annex A (also a "Revolving Note"). All Revolving Notes are also sometimes collectively referred to herein as "Notes" and sometimes individually as "Note."

      2.2 Amendment to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement is amended by deleting it in its entirely and replacing it with the following:

            3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, the Notes, the Amended and Restated Security Agreement (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Second Warrant Purchase Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined), the Amended and Restated Subordination Agreement (as hereinafter defined), the Pledged Account Agreement

(as hereinafter defined), the Escrow Agreement (as hereinafter defined) and the Financing Statements (as hereinafter defined and together with the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement, the Second Warrant Purchase Agreement, the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement and the Escrow Agreement, the "Related Agreements," and each individually, a "Related Agreement"), to borrow money and issue the Notes in accordance with this Agreement and to carry out the provisions hereof and thereof. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to Lender prior to the execution of this Agreement are true and complete and have not been amended or repealed. The company has no Subsidiaries (as hereinafter defined) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.

      2.3 Amendment to Section 8 of the Loan Agreement. Section 8 of the Loan Agreement is amended to add the following new Section 8.20 to follow after
Section 8.19 of the Loan Agreement:

          8.20 Second Warrant Purchase Agreement. The Company shall perform and discharge all of its obligations as provided under the Second Warrant Purchase Agreement.

      2.4 Amendment to Section 11 of the Loan Agreement.

          (a) Section 11 of the Loan Agreement is amended to add the following definition in alphabetical order:

                      "Second Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement dated as of December 14, 1998 by and between the Company and Lender.

          (b) Section 11 of the Loan Agreement is amended by deleting the definition of "Related Agreements" in its entirety and replacing it with the following: "Related Agreements" shall have the meaning assigned to it in Section
3.1 hereof.

3. Representations and Warranties of the Company.

      3.1 Representations and Warranties. To induce the Lender to execute and deliver this Amendment (which representations shall survive the execution and deliver of this Amendment), the Company represents and warrants to the Lender that:

          (a) Authority. This Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          (b) Validity of Amendment. The Loan Agreement and the Related Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          (c) Authorization: No Violation. The execution, delivery and performance by the Company of this Amendment (i) will not require form the Board or stockholders of the Company any consent or approval that has been validly and lawfully obtained, (ii) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government,
(iii) will not cause the Company to violate or contravene (A) any provision of law, (B) any rule or regulation of any agency or government, domestic or foreign, (C) any order, writ, judgment, injunction, decree, determination or award, or (D) any provision of the Articles of Incorporation or Bylaws of the Company, (iv) except as disclosed in Annex 3.1, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extent that such violation, conflict, breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) except as contemplated by the Amended and Restated Security Agreement, will not result in the creation or imposition of any Lien. Except as disclosed in Annex 3.1, the Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected. The Company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the Company from entering into this Amendment or would prevent or make burdensome its performance of or compliance with all or any part of this Amendment or the consummation of the transactions contemplated hereby.

          (d) No Event of Default. As of the date hereof and after giving effect to this Amendment, no Event of Default has occurred which is continuing.

          (e) All other Representations and Warranties. All the representations and warranties contained in Section 3 of the Loan Agreement are true and correct in all materials respects with the same force and effect as if made by the Company on and as of the date hereof (except as to the extent that any such representations or warranties relate to a specific prior date or period).

4. Conditions to Effectiveness of this amendment.

     4.1 Effective Date. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied or waived by the Lender (the "Effective Date").

          (a) Execution of Counterparts. Counterparts of this Amendment shall have been executed and delivered by each of the Company and the Lender.

          (b) Ratification and Confirmation of Loan Agreement: No Event of Default. The Loan Agreement and all Related Agreements and all representations, warranties, terms and conditions therein remain in full force and effect, and the Company hereby confirms and ratifies each of the provisions of the Loan Agreement and the Related Agreements. After giving effect to the Amendment, no event has occurred and no condition exists which constitutes an Event of Default under the Loan Agreement or the Related Agreements.

          (c) No Material Effect on Collateral. There has not been and there will not be any adverse effect on the Lien created by the Loan Agreement or the Related Agreements or the priority of such Lien in connection with or as a result of the consummation of this Amendment.

          (d) Consents. All necessary consents, waivers, approvals, authorizations, registrations, filings and notifications in connection with the authorization, execution and delivery of this Amendment shall have been obtained or made and are in full force and effect, [including, without limitation, the consent of Sirrom under that certain Loan Agreement dated as of October 9, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time) by and between the Company and Sirrom].

          (e) Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Effective Date in connection which the transactions contemplated by this Amendment and all instruments incident thereto shall be in form and substance satisfactory to the Lender and its special counsel, and the Lender and its special counsel shall have received copies of all documents that it or they may request in connection with such proceedings, actions and Transactions (including, without limitation, copies of court documents, certifications, and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Amendment) in the form and substance satisfactory to the Lender and its special counsel.

          (f) Second Warrant Purchase Agreement. The Company and Lender shall have entered into the Second Warrant Purchase Agreement substantially in the form attached hereto as Exhibit A.

5. Miscellaneous

      5.1 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

      5.2 Instrument Pursuant to Existing Loan Agreement; Limited Amendment. This Amendment is executed pursuant to Section 12.1 of the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Loan Agreement, including Section 12.1 thereof. Except as expressly amended, any conditions of the Loan Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of the Lender under the Loan Agreement.

      5.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.4 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

      5.5 Governing Law. This Amendment and the notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

      5.6 Expenses. The Company agrees to pay all expenses of the Lender in connection with the transactions contemplated by this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Lender).

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



               VALUE AMERICA, INC.

               By:  /s/ DEAN M. JOHNSON
                    ___________________________________
                     Dean M. Johnson
                     Executive Vice President and
                     Chief Financial Officer



               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account  P



               By: ____________________________________
                      An Authorized Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



               VALUE AMERICA, INC.

               By:
                   ___________________________________
                    Dean M. Johnson
                    Executive Vice President and
                    Chief Financial Officer




               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account  P



               By:    /s/ HAROLD A. BRAUN
                      ____________________________________
                      An Authorized Officer

                           SECOND AMENDMENT TO AMENDED
                      AND RESTATED REVOLVING LOAN AGREEMENT

        This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AGREEMENT dated as of December 23, 1998 (this "Amendment") is hereby entered into by and between Value America, Inc., a Virginia corporation (the "Company"), and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (the "Lender").

                                    RECITALS

      A. WHEREAS, the Company and the Lender have executed and delivered that certain Amended and Restated Revolving Loan Agreement dated as of November 17, 1998 (as amended by that certain First Amendment to Amended and Restated Revolving Loan Agreement dated December 14, 1998 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

      B. WHEREAS, the Company desires that the Lender, among other things, increase the Revolving Loan Commitment from up to Seventeen Million Five Hundred Twenty-Four Thousand Four Hundred Forty-Four Dollars ($17,524,444) in the aggregate to up to Twenty-One Million Five Hundred Twenty-Four Thousand Four Hundred Forty-Four Dollars ($21,524,444) in the aggregate, and the Lender is willing to make certain secured loans to the Company of up to such amount upon the terms and conditions set forth herein and therein; and

      C. WHEREAS, on and subject to the terms and conditions set forth herein, the parties hereto have agreed to amend the provisions of the Loan Agreement, and the Lender has agreed to increase the Revolving Loan Commitment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender do hereby agree as follows:

1. Relation to Loan Agreement: Definitions.

            1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement. Each reference contained in the Loan Agreement to the "Loan Agreement," any section or provision contained in the Loan Agreement, or any of the following or similar terms "this Agreement," "herein" or "hereof" shall be deemed to be a reference to such "Loan Agreement," section or provision or term as hereby amended and as the same may be further amended, restated supplemented or otherwise modified and in effect from time to time hereafter.

            1.2 Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement, as said agreement shall be in effect on the Effective Date after giving effect to this Agreement.

2. AMENDMENTS TO THE LOAN AGREEMENT.

            2.1 Amendment to Section 1(e) of the Loan Agreement. Section 1(e) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                (e) The "Revolving Loan Commitment" shall mean the greater of
(i) TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444) (the "Original Commitment") or (ii) such greater amount as Lender may specify from time to time in a notice to the Company increasing the amount thereof, provided, that the Revolving Loan commitment may not exceed TWENTY-ONE MILLION FIVE HUNDRED TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($21,524,444). Each time the Company requests a Loan in excess of the then outstanding Revolving Loan Commitment it shall deliver to Lender an additional secured negotiable revolving promissory note in the amount of the increase in the Revolving Loan Commitment substantially in the form of Annex A (also a "Revolving Note"). All Revolving Notes are also sometimes collectively referred to herein as "Notes" and sometimes individually as "Note."

            2.2 Amendment to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

            3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, the Notes, the Amended and Restated Security Agreement (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Second Warrant Purchase Agreement (as hereinafter defined), the Third Warrant Purchase Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined), the Amended and Restated Subordination Agreement (as hereinafter defined), the Pledged Account Agreement (as hereinafter defined), the Escrow Agreement (as hereinafter defined) and the Financing Statements (as hereinafter defined and together with the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement and the Escrow Agreement, the "Related Agreements," and each, individually, a "Related Agreement"), to borrow money and issue the Notes in accordance with this Agreement and to carry out the provisions hereof and thereof. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to Lender prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company has no subsidiaries (as hereinafter defined) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.

            2.3 Amendment to Section 8 of the Loan Agreement. Section 8 of the Loan Agreement is amended to add the following new Section 8.20 to follow after section 8.19 of the Loan Agreement:

               8.20 Second and Third Warrant Purchase Agreement. The Company shall perform and discharge all of its obligations as provided under each of the Second Warrant purchase Agreement and the Third Warrant Purchase Agreement.

            2.4 Amendment to Section 11 of the Loan Agreement.

              (a) Section 11 of the Loan Agreement is amended to add the following definitions in alphabetical order:

                "Second Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement dated as of December 14, 1998 by and between the Company and Lender.

               "Third Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement dated as of December 14, 1998 by and between the Company and the Lender.

              (b) Section 11 of the Loan Agreement is amended by deleting the definition of "Related Agreements" in its entirety and replacing it with the following:

                 "Related Agreements" shall have the meaning assigned to it in
Section 3.1 hereof.

3. Representations and Warranties of the Company.

            3.1 Representations and Warranties. To induce the Lender to execute and deliver this Amendment (which representations shall survive the execution and deliver of this Amendment), the Company represents and warrants to the Lender that:

                (a) Authority. This Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                (b) Validity of Amendment. The Loan Agreement and the Related Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                (c) Authorization: No Violation. The execution, delivery and performance by the Company of this Amendment (i) will not require from the board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (ii) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, (iii) will not cause the Company to violate or contravene (A) any provision of law, (B) any rule or regulation of any agency or government, domestic or foreign, (C) any order, writ, judgment, injunction, decree, determination or award, or (D) any provision of the articles of Incorporation or Bylaws of the Company, (iv) except as disclosed in Annex 3.1, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extent that such violation, conflict, breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) except as contemplated by the Amended and Restated Security Agreement, will not result in the creation or imposition of any Lien. Except as disclosed in Annex 3.1, the Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreementor other agreement, lease or other instrument commitment or arrangement to which the company is a party or by which any of the company" properties, assets or rights is bound or affected. The company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the company from entering into this Amendment or would prevent or make burdensome its performance of or compliance with all or any part of this Amendment or the consummation of the transactions contemplated hereby.

               (d) No Event of Default.  As of the date hereof and after giving effect to this amendment, no Event of Default has occurred which is continuing.

               (e) All Other Representations and Warranties. All the
                   representations and warranties contained in Section 3 of the Loan Agreement are true and correct in all materials respects with the same force and effect as if made by the Company on and as of the date hereof (except as to the extent that any such representations or warranties relate to a specific prior date or period).

4.Conditions to Effectiveness of this Amendment.

      4.1 Effective Date. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied or waived by the Lender (the "Effective Date").

          (a) Execution of Counterparts. Counterparts of this Amendment shall have been executed and delivered by each of the Company and the Lender.

          (b) Ratification and Confirmation of Loan Agreement: No Event of Default. The Loan Agreement and all Related Agreements and all representations, warranties, terms and conditions therein remain in full force and effect, and the Company here by confirms and ratifies each of the provisions of the Loan Agreement and the Related Agreements. After giving effect to the Amendment, no event has occurred and no condition exists which constitutes an Event of Default under the Loan Agreement or the Related Agreements.


          (c) No Material Effect on Collateral. There has not been and there will not be any adverse effect on the Lien created by the Loan Agreement or the Related Agreements or the priority of such Lien in connection with or as a result of the consummation of this Amendment.

          (d) Consents. All necessary consents, waivers, approvals, authorizations, registrations, filings and notifications in connection with the authorization, execution and delivery of this Amendment shall have been obtained or made and are in full force and effect, [including, without limitation, the consent of Sirrom under that certain Loan Agreement dated as of October 9, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time) by and between the Company and Sirrom].

          (e) Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Effective Date in connection with the transactions contemplated by this Amendment and all instruments incident thereto shall be in form and substance satisfactory to the Lender and its special counsel, and the Lender and its special counsel shall have received copies of all documents that it or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications, and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Amendment) in the form and substance satisfactory to the Lender and its special counsel.

          (f) Third Warrant Purchase Agreement. The Company and Lender shall have entered into the Third Warrant Purchase Agreement substantially in the form attached hereto as Exhibit A.

5. Miscellaneous

      5.1 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

      5.2 Instrument Pursuant to Existing Loan Agreement: Limited Amendment. This Amendment is executed pursuant to Section 12.1 of the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Loan Agreement, including Section 12.1 thereof. Except as expressly amended, any conditions of the Loan Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of the Lender under the Loan Agreement.

      5.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.4 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

      5.5 Governing Law. This Amendment and the notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

      5.6 Expenses. The Company agrees to pay all expenses of the Lender in connection with the transactions contemplated by this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Lender).

        IN WITNES WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



               VALUE AMERICA, Inc.

               By:
                    _______________________________________
                    Dean M. Johnson
                    Executive Vice President and
                    Chief Financial Officer




               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P



               By: /s/ HAROLD A. BRAUN
                  ________________________________________
                      An Authorized Officer

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.





               VALUE AMERICA, INC.

               By:  /s/ DEAN M. JOHNSON
                   __________________________________
                    Dean M. Johnson,
                    Executive Vice President
                    and Chief Financial Officer


               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P


               By: ____________________________________
                    An Authorized Officer

                           THIRD AMENDMENT TO AMENDED
                      AND RESTATED REVOLVING LOAN AGREEMENT

        This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AGREEMENT dated as of December 31, 1998 (this "Amendment") is hereby entered into by and between Value America, Inc., a Virginia corporation (the "Company"), and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (the "Lender").

                                    RECITALS

      A. WHEREAS, the Company and the Lender have executed and delivered that certain Amended and Restated Revolving Loan Agreement dated as of November 17, 1998 (as amended by that certain First Amendment to Amended and Restated Revolving Loan Agreement dated as of December 14, 1998 and that certain Second Amendment to Amended and Restated Revolving Loan Agreement dated as of December 23, 1998 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

      B. WHEREAS, the Company desires that the Lender, among other things, increase the Revolving Loan Commitment from up to Twenty-One Million Five Hundred Twenty-Four Thousand Four Hundred Forty-Four Dollars ($21,524,444) in the aggregate to up to Twenty-Nine Million Twenty-Four Thousand Four Hundred Forty-Four Dollars ($29,024,444) in the aggregate, and the Lender is willing to make certain secured loans to the Company of up to such amount upon the terms and conditions set forth herein and therein; and

      C. WHEREAS, on and subject to the terms and conditions set forth herein, the parties hereto have agreed to amend provisions of the Loan Agreement, and the Lender has agreed to increase the Revolving Loan Commitment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender to hereby agree as follows:

1. Relation to Loan Agreement:  Definitions.

               1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement. Each reference contained in the Loan Agreement to the "Loan Agreement," any section or provision contained in the Loan Agreement, or any of the following or similar terms "this Agreement," "herein" or "hereof" shall be deemed to be a reference to such "Loan Agreement," section or provision or term as hereby amended and as the same may be further amended, restated supplemented or otherwise modified and in effect from time to time hereafter.

               1.2 Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement, as said agreement shall be in effect on the Effective Date after giving effect to this Agreement.

2. AMENDMENTS TO THE LOAN AGREEMENT

               2.1 Amendment to Section 1(e) of the Loan Agreement. Section 1(e) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                    (e) The "Revolving Loan Commitment" shall mean the greater of (i) TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444) (the "Original Commitment") or (ii) such greater amount as Lender may specify from time to time in a notice to the Company increasing the amount thereof, provided that the Revolving Loan Commitment may not exceed TWENTY-NINE MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($29,024,444). Each time the Company requests a Loan in excess of the then outstanding Revolving Loan Commitment it shall deliver to Lender an additional secured negotiable revolving promissory note in the amount of the increase in the Revolving Loan Commitment substantially in the form of Annex A (also a "Revolving Note"). All Revolving Notes are also sometimes collectively referred to herein as "Notes" and sometimes individually as "Note."

               2.2 Amendment to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following.

                3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, the Notes, the Amended and Restated Security Agreement (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Second Warrant Purchase Agreement (as hereinafter defined), the Third Warrant Purchase Agreement (as hereinafter defined), the Fourth Warrant Purchase Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined), the Amended and Restated Subordination Agreement (as hereinafter defined), the Pledged Account Agreement (as hereinafter defined), the Escrow Agreement (as hereinafter defined) and the Financing Statements (as hereinafter defined and together with the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement, the Second Warrant Purchase Agreement, the Third Warrant Purchase Agreement, the Fourth Warrant Purchase Agreement, the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement and the Escrow Agreement, the "Related Agreements," and each, individually, a "Related Agreement"), to borrow money and issue the Notes in accordance with this Agreement and to carry out the provisions hereof and thereof. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to Lender prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company has no Subsidiaries (as hereinafter defined) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.


                2.3 Amendment to Section 8 of the Loan Agreement. Section 8 of the Loan Agreement is amended to add the following new Section 8.20 to follow after Section 8.19 of the Loan Agreement:

                      8.20 First, Second, Third and Fourth Warrant Purchase Agreement. The Company shall perform and discharge all of its obligations as provided under each of the Warrant Purchase Agreement, the Second Warrant Purchase Agreement, the Third Warrant Purchase Agreement, and the Fourth Warrant Purchase Agreement.


                2.4 Amendment to Section 11 of the Loan Agreement. Section 11 of the Loan Agreement is amended to add the following definition in alphabetical order:


                      "Fourth Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement dated as of December 31, 1998 by and between the Company and Lender.

3. Representations and Warranties of the Company.

                3.1 Representations and Warranties. To induce the Lender to execute and deliver this Amendment (which representations shall survive the execution and deliver of the Amendment), the Company represents and warrants to the Lender that:

                    (a) Authority. This Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relation to or limiting creditors' rights generally.

                    (b) Validity of Amendment. The Loan Agreement and the Related Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                    (c) Authorization: No Violation. The execution, delivery and performance by the Company of this Amendment (i) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (ii) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, (iii) will not cause the Company to violate or contravene (A) any provision of law, (B) any rule or regulation of any agency or government, domestic or foreign, (C) any order, writ, judgment, injunction, decree, determination or award, or (D) any provision of the Articles of Incorporation or Bylaws of the Company, (iv) except as disclosed in Annex 3.1, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extent that such violation, conflict, breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) except as contemplated by the Amended and Restated Security Agreement, will not result in the creation or imposition of any Lien. Except as disclosed in Annex 3.1, the Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement, or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected. The Company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the Company from entering into this Amendment or would prevent or make burdensome its performance of or compliance with all or any part of this Amendment or the consummation of the transactions contemplated hereby.

                    (d) No Event of Default. As of the date hereof and after giving effect to this Amendment, no Event of Default has occurred which is continuing.

                    (e) All Other Representations and Warranties. All the representations and warranties contained in Section 3 of the Loan Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (except as to the extent that any such representations or warranties relate to a specific prior date or period).

4. Conditions to Effectiveness of this Amendment.

                4.1 Effective Date. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied or waived by the Lender (the "Effective Date").

                    (a) Execution of Counterparts. Counterparts of this Amendment shall have been executed and delivered by each of the Company and the Lender.

                    (b) Ratification and Confirmation of Loan Agreement: No Event of Default. The Loan Agreement and all Related Agreements and all representations, warranties, terms and conditions therein remain in full force and effect, and the Company hereby confirms and ratifies each of the provisions of the Loan Agreement and the Related Agreements. After giving effect to the Amendment, no event has occurred and no condition exists which constitutes an Event of Default under the Loan Agreement or the Related Agreements.

                    (c) No Material Effect on Collateral. There has not been and there will not be any adverse effect on the Lien created by the Loan Agreement or the Related Agreements or the priority of such Lien in connection with or as a result of the consummation of this Amendment.

                    (d) Consents. All necessary consents, waivers, approvals, authorizations, registrations, filings and notifications in connection with the authorization, execution and delivery of this Amendment shall have been obtained or made and are in full force and effect.

                    (e) Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Effective Date in connection with the transactions contemplated by this Amendment and all instruments incident thereto shall be in form and substance satisfactory tot he Lender and its special counsel, and the Lender and its special counsel shall have received copies of all documents that it or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications, and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Amendment) in the form and substance satisfactory to the Lender and its special counsel.

                    (f) Fourth Warrant Purchase Agreement. The Company and Lender shall have entered into the Fourth Warrant Purchase Agreement substantially in the form attached hereto as Exhibit A.

5. Miscellaneous.

                5.1 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

                5.2 Instrument Pursuant to Existing Loan Agreement: Limited Amendment. This Amendment is executed pursuant to Section 12.1 of the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Loan Agreement, including Section 12.1 thereof. Except as expressly amended, any conditions of the Loan Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term of provision of any other document or of any transaction or further action on the part of the Company which would require the consent of the Lender under the Loan Agreement.


                5.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                5.4 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

                5.5 Governing Law. This Amendment and the notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                5.6 Expenses. The Company agrees to pay all expenses of the Lender in connection with the transactions contemplated by this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Lender).

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers of the day and year first above written.



               VALUE AMERICA, INC.



               By:   /s/ DEAN M. JOHNSON
                   --------------------------------------
                      Dean M. Johnson
                      Executive Vice President and
                      Chief Executive Officer



               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P



               By:   /s/ HAROLD A. BRAUN
                   -------------------------------------------
                      An Authorized Officer

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



               VALUE AMERICA, INC.



               By:   /s/ DEAN M. JOHNSON
                   --------------------------------------
                      Dean M. Johnson
                      Executive Vice President and
                      Chief Financial Officer



               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P



               By:
                    --------------------------------------
                      An Authorized Officer

                           FOURTH AMENDMENT TO AMENDED
                      AND RESTATED REVOLVING LOAN AGREEMENT

        This FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AGREEMENT dated as of January 6, 1999 (this "Amendment") is hereby entered into by and between Value America, Inc., a Virginia corporation (the "Company"), and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (the "Lender").

                                    RECITALS

      A. WHEREAS, the Company and the Lender have executed and delivered that certain Amended and Restated Revolving Loan Agreement dated as of November 17, 1998 (as amended by that certain First Amendment to Amended and Restated Revolving Loan Agreement dated as of December 14, 1998, that certain Second Amendment to Amended and Restated Revolving Loan Agreement dated as of December 23, 1998 and that certain Third Amendment to Amended and Restated Revolving Loan Agreement dated as of December 31, 1998 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

      B. WHEREAS, the Company desires that the Lender, among other things, increase the Revolving Loan Commitment from up to Twenty-Nine Million Twenty-Four Thousand Four Hundred Forty-Four Dollars ($29,024,444), in the aggregate, up to Thirty Four Million Twenty-Four Thousand Four Hundred Forty-Four Dollars ($34,024,444), in the aggregate, and the Lender is willing to make certain secured loans to the Company of up to such amount upon the terms and conditions set forth herein and therein; and

      C. WHEREAS, on and subject to the terms and conditions set forth herein, the parties hereto have agreed to amend the provisions of the Loan Agreement, and the Lender has agreed to increase the Revolving Loan Commitment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender do hereby agree as follows:

1. Relation to Loan Agreement: Definitions.

            1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement. Each reference contained in the Loan Agreement to the "Loan Agreement," any section or provision contained in the Loan Agreement, or any of the following or similar terms "this Agreement," "herein" or "hereof" shall be deemed to be a reference to such "Loan Agreement," section or provision or term as hereby amended and as the same may be further amended, restated supplemented or otherwise modified and in effect from time to time hereafter.

            1.2 Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement, as said agreement shall be in effect on the Effective Date after giving effect to this Agreement.

2. AMENDMENTS TO THE LOAN AGREEMENT.

            2.1 Amendment to Section 1(e) of the Loan Agreement. Section 1(e) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                (e) The "Revolving Loan Commitment" shall mean the greater of
(i) TEN MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($10,024,444) (the "Original Commitment") or (ii) such greater amount as Lender may specify from time to time in a notice to the Company increasing the amount thereof, provided, that the Revolving Loan Commitment may not exceed THIRTY FOUR MILLION TWENTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS ($34,024,444). Each time the Company requests a Loan in excess of the then outstanding Revolving Loan Commitment it shall deliver to Lender an additional secured negotiable revolving promissory note in the amount of the increase in the Revolving Loan Commitment substantially in the form of Annex A (also a "Revolving Note"). All Revolving Notes are also sometimes collectively referred to herein as "Notes" and sometimes individually as "Note."

            2.2 Amendment to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

            3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, the Notes, the Amended and Restated Security Agreement (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Second Warrant Purchase Agreement (as hereinafter defined), the Third Warrant Purchase Agreement (as hereinafter defined), the Fourth Warrant Purchase Agreement (as hereinafter defined), the Fifth Warrant Purchase Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined), the Amended and Restated Subordination Agreement (as hereinafter defined), the Pledged Account Agreement (as hereinafter defined), the Escrow Agreement (as hereinafter defined) and the Financing Statements (as hereinafter defined and together with the Notes, the Amended and Restated Security Agreement, the Warrant Purchase Agreement, the Second Warrant Purchase Agreement, the Third Warrant Purchase Agreement, the Fourth Warrant Purchase Agreement, the Fifth Warrant Purchase Agreement, the Registration Rights Agreement, the Amended and Restated Subordination Agreement, the Pledged Account Agreement and the Escrow Agreement, the "Related Agreements", and each, individually, a "Related Agreement"), to borrow money and issue the Notes in accordance with this Agreement and to carry out the provisions hereof and thereof. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to Lender prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company has no Subsidiaries (as hereinafter defined) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.

            2.3 Amendment to Section 8 of the Loan Agreement. Section 8 of the Loan Agreement is amended to add the following new Section 8.20 to follow after
Section 8.19 of the Loan Agreement:

            8.20 First, Second, Third, Fourth and Fifth Warrant Purchase Agreement. The Company shall perform and discharge all of its obligations as provided under each of the Warrant Purchase Agreement, the Second Warrant Purchase Agreement, the Third Warrant Purchase Agreement, the Fourth Warrant Purchase Agreement and the Fifth Warrant Purchase Agreement.

            2.4 Amendment to Section 11 of the Loan Agreement. Section 11 of the Loan Agreement is amended to add the following definition in alphabetical order:

               "Fifth Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement dated as of January 6, 1999 by and between the Company and Lender.

3. Representations and Warranties of the Company.

            3.1 Representations and Warranties. To induce the Lender to execute and deliver this Amendment (which representations shall survive the execution and deliver of this Amendment), the Company represents and warrants to the Lender that:

                (a) Authority. This Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                (b) Validity of Amendment. The Loan Agreement and the Related Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                (c) Authorization: No Violation. The execution, delivery and performance by the Company of this Amendment (i) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (ii) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, (iii) will not cause the Company to violate or contravene (A) any provision of law, (B) any rule or regulation of any agency or government, domestic or foreign, (C) any order, writ, judgment, injunction, decree, determination or award, or (D) any provision of the Articles of Incorporation or Bylaws of the Company, (iv) except as disclosed in Annex 3.1, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extent that such violation, conflict, breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) except as contemplated by the Amended and Restated Security Agreement, will not result in the creation or imposition of any Lien. Except as disclosed in Annex 3.1, the Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected. The Company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the Company from entering into this Amendment or would prevent or make burdensome its performance of or compliance with all or any part of this Amendment or the consummation of the transactions contemplated hereby.

                (d) No Event of Default. As of the date hereof and after giving effect to this Amendment, no Event of Default has occurred which is continuing.

                (e) All Other Representations and Warranties. All the representations and warranties contained in Section 3 of the Loan Agreement are true and correct in all materials respects with the same force and effect as if made by the Company on and as of the date hereof (except as to the extent that any such representations or warranties relate to a specific prior date or period).

4. Conditions to Effectiveness of this Amendment.

            4.1 Effective Date. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied or waived by the Lender (The "Effective Date").

                (a) Execution of Counterparts. Counterparts of this Amendment shall have been executed and delivered by each of the Company and the Lender.

                (b) Ratification and Confirmation of Loan Agreement: No Event of Default. The Loan Agreement and all Related Agreements and all representations, warranties, terms and conditions therein remain in full force and effect, and the Company hereby confirms and ratifies each of the provisions of the Loan Agreement and the Related Agreements. After giving effect to the Amendment, no event has occurred and no condition exists which constitutes an Event of Default under the Loan Agreement or the Related Agreements.

                (c) No Material Effect on Collateral. There has not been and there will not be any adverse effect on the Lien created by the Loan Agreement or the Related Agreements or the priority of such Lien in connection with or as a result of the consummation of the Amendment.

                (d) Consents. All necessary consents, waivers, approvals, authorizations, registrations, filings and notifications in connection with the authorization, execution and delivery of this Amendment shall have been obtained or made and are in full force and effect.

                (e) Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Effective Date in connection with the transactions contemplated by this Amendment and all instruments incident thereto shall be in form and substance satisfactory to the Lender and its special counsel, and the Lender and its special counsel shall have received copies of all documents that it or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications, and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Amendment) in the form and substance satisfactory to the Lender and its special counsel.

                (f) Fifth Warrant Purchase Agreement. The Company and Lender shall have entered into the Fifth Warrant Purchase Agreement substantially in the form attached hereto as Exhibit A.

5. Miscellaneous.

            5.1 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

            5.2 Instrument Pursuant to Existing Loan Agreement: Limited Amendment. This Amendment is executed pursuant to Section 12.1 of the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Loan Agreement, including Section 12.1 thereof. Except as expressly amended, any conditions of the Loan Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of the Lender under the Loan Agreement.

            5.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            5.4 counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

            5.5 Governing Law. This Amendment and the notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


            5.6 Expenses. The Company agrees to pay all expenses of the Lender in connection with the transactions contemplated by this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Lender).


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




               VALUE AMERICA, INC.

               By:     /s/ DEAN M. JOHNSON
                      _____________________________________
                      Dean M. Johnson, Executive Vice President
                      and Chief Financial Officer




               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P

               By: ________________________________________
                      An Authorized Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




               VALUE AMERICA, INC.

               By: _____________________________________
                      Dean M. Johnson, Executive Vice President
                      And Chief Financial Officer




               THE UNION LABOR LIFE INSURANCE COMPANY
               Acting for its Separate Account P

               By:    /s/ HAROLD A. BRAUN
                      ________________________________________
                      An Authorized Officer